EXHIBITS TO BE FILED BY EDGAR

Exhibits:


                  F-1   -  Opinion of Berlack, Israels & Liberman LLP.

                  F-2   -  Opinion of Ryan, Russell,
                           Ogden & Seltzer LLP.